Exhibit 10.1

1. Iroquois Master Fund Ltd; Saffron Capital Int’l Fund Ltd.; RAQ, LLC; Omicron Master Trust and Endeavor Asset Management, L.P. executed the Securities Purchase Agreement in the form that follows.

2. Knott Partners, L.P.; Matterhorn Offshore Fund Ltd.; Common Fund Hedged Equity Company; Shoshone Partners, L.P.; Anno, L.P.; Good Steward Trading Company and Perceptive Life Sciences Master Fund, Ltd. executed the Securities Purchase Agreement in substantially the form that follows, except that Exhibit B (Form of Warrant) included the following additional paragraph 1(e):

(e) Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a reclassification, reorganization, merger or similar transaction as contemplated in Section 2 of this Warrant. This restriction may not be waived.

3. LBI Group, Inc. and SF Capital Partners Ltd. executed the Securities Purchase Agreement in substantially the form that follows, except that Exhibit B (Form of Warrant) included the following additional paragraph 1(e):

(e) Limitation on Exercise.

(i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates (as defined in Rule 144 of the Securities Act) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a reclassification, reorganization, merger or similar transaction as contemplated in Section 2 of this Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 1(e)(i) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other holder of Warrants.

(ii) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a reclassification, reorganization, merger or similar transaction as contemplated in Section 2 of this Warrant. This restriction may not be waived.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated on and as of the date set forth on the signature page hereto (this “Agreement”), is made between Transgenomic, Inc., a Delaware corporation (the ”Company”), the undersigned purchaser(s) (each a “Purchaser” and collectively, the ”Purchasers”) and each assignee of a Purchaser who becomes a party hereto.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase from the Company, shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and five-year warrants to purchase shares of Common Stock (the ”Warrants”). The Shares and the Warrants are collectively referred to herein as the ”Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A. Subscription and Closing

(1) Subject to the conditions to closing set forth herein, each Purchaser hereby irrevocably subscribes for and agrees to purchase Securities consisting of: (i) the number of Shares set forth on the signature page of such Purchaser hereto, and (ii) a Warrant to purchase one (1) share of Common Stock for every two and one-half (2.5) Shares purchased hereunder. The total amount of Securities to be issued pursuant to the Offering shall not exceed 15,000,000 Shares and Warrants to purchase 6,000,000 shares of Common Stock. This Agreement will not be binding on either the Purchaser or the Company until the Company has executed Agreements for the purchase and sale of not less than 12,871,287 Shares and Warrants to purchase 5,148,515 shares of Common Stock (the “Minimum Offering”).

(2) The purchase price for the Securities acquired pursuant to this Agreement shall be $1.01 per Share (the ”Purchase Price”). The aggregate Purchase Price applicable to the Securities subscribed for by each Purchaser is set forth on the signature page of such Purchaser and shall be referred to as such Purchaser’s “Subscription Amount.”

(3) As soon as possible, but not later than 45 days after the execution of this Agreement by the Company, the Company shall hold a closing of the Offering (the ”Closing”) at which each Purchaser shall deliver its entire Subscription Amount, by wire transfer to an account established by the Company in accordance with the wire transfer instructions set forth on Schedule B, against delivery by the Company to each Purchaser of (i) stock certificates representing the Shares purchased under this Agreement; (ii) a Warrant to purchase such number of shares of Common Stock calculated based on the number of Shares issued at Closing in accordance with Paragraph (1) above, In addition, at Closing, the Company will deliver to the Purchasers and to Oppenheimer & Co. Inc., the placement agent for the Offering (the ”Placement

Agent”), (i) a certificate, executed by the Company’s Chief Executive Officer, stating that the representations and warranties made by the Company in Section C of this Agreement were true and correct in all material respects when made and are true and correct in all material respects on the date of the Closing as though made on and as of the Closing date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date); and (ii) cause to be delivered to the Placement Agent and the Purchasers an opinion of Kutak Rock LLP, counsel to the Company, substantially in the form of Exhibit A hereto and reasonably acceptable to counsel for the Placement Agent.

(4) The obligation of the Purchasers to purchase Securities at the Closing is subject to the following conditions:

(a) the Company’s Certificate of Incorporation has been amended in order to increase the number of authorized shares of capital stock of the Company to an amount sufficient to allow the Company to legally issue all Securities to be issued at the Closing and upon exercise of the Warrants;

(b) all necessary approvals for the sale of such additional Shares and Warrants are granted by the Company’s stockholders;

(c) the Company has repaid all outstanding convertible indebtedness owed by it to Laurus Master Funds, Ltd. (“Laurus”) no later than simultaneously with the Closing

(d) Purchasers subscribing for Securities representing at least the Minimum Offering have simultaneously purchased Securities at the Closing; and

(e) since the date hereof, there has been no material adverse change in the business, properties, prospects, financial condition or results of operations of the Company or any occurrence, circumstance or combination thereof that reasonably would be likely to result in such a material adverse change.

The Company agrees that the Closing will take place not more than one business day following the satisfaction of the foregoing conditions.

B. Representations and Warranties of the Purchaser

Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company and the Placement Agent, and agrees with the Company as follows:

(1) The Purchaser has carefully read this Agreement and the Schedules and Exhibits hereto, including the form of Warrant attached as Exhibit B (collectively the “Offering Documents”) and is familiar with and understands the terms of the Offering. The Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. and fully understands all of the risks related to the purchase of the Securities. The Purchaser acknowledges that the Company is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and that important information regarding the business, properties, prospects, financial condition and results of operations of the Company are set forth in the reports filed by the Company with the Securities and Exchange Commission under the Exchange Act, specifically, the Company’s audited annual financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004, as amended (the “2004 Form 10-K”), unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended after December 31, 2004, and Managements Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Purchaser has carefully considered the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being subscribed for by the Purchaser are a suitable investment for the Purchaser.

(2) The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested has been made available for inspection by the Purchaser, the Purchaser’s attorney, accountant or advisor(s).

(3) The Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

(4) The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(5) If the Purchaser is a natural person, the Purchaser has reached the age of majority in the state in which the Purchaser resides. Each Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(6) The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.

(7) The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account, for investment and not with a view toward resale or distribution within the meaning of the Securities Act. The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities subscribed for hereunder, except as provided in Section E hereof. By making these representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(8) The Purchaser acknowledges that the certificates representing the Shares, the Warrants and, upon the exercise of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), will be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

Certificates evidencing the Shares and the Warrant Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) or the Registration Statement (as hereafter defined) has been declared effective in compliance with the obligations set forth in Section E, below, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. At such time and to the extent a legend is no longer required for the Shares or Warrant Shares, the Company will use its best efforts to no later than five (5) trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Shares or Warrant Shares that is free from the foregoing legend.

(9) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity: (i) such partnership, corporation, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Securities, and (b) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such individual qualification.

(10) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(11) The information contained in the purchaser questionnaire in the form of Exhibit C attached hereto (the “Purchaser Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects, and the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act on the basis indicated therein. The Purchaser shall indemnify and hold harmless the Company and each officer, director or control person, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Purchaser to the Company or omitted or alleged to have been omitted by the Purchaser, concerning the Purchaser or the Purchaser’s authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in the Agreement or any other document submitted by the Purchaser, against losses, liabilities and expenses for which the Company or any officer, director or control person has not otherwise been reimbursed (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company or such officer, director or control person in connection with such action, suit or proceeding. For the avoidance of doubt, such indemnification shall be the several, and not joint, obligation of each Purchaser with respect to its own action or inaction as provided above.

(12) The information contained in the selling stockholder questionnaire in the form of Exhibit D attached hereto (the “Selling Stockholder Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects.

(13) The Purchaser acknowledges that a substantial portion of the net proceeds of the Offering will be used by the Company to repay indebtedness owed by the Company to Laurus, including fees and prepayment penalties in connection therewith and that the Company will have broad discretion with respect to when and how it uses the remaining net proceeds of the Offering.

(14) The Purchaser acknowledges that the Company will have the authority to issue shares of its Common Stock in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of its Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of the Company’s Common Stock and a decrease in the market price of such existing shares.

C. Representations, Warranties and Covenants of the Company

The Company hereby represents, warrants and covenants to the Purchaser and the Placement Agent that the statements set forth below in this Section C are correct and complete in all material respects, except to the extent qualified in the Disclosure Schedule attached as Schedule A. ALL PURCHASERS ARE ENCOURAGED TO CAREFULLY READ AND REVIEW THE DISCLOSURE SCHEDULE PRIOR TO EXECUTING THIS AGREEMENT. All representations and warranties shall survive the Closing and the purchase and sale of the Securities.

(1) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a “Material Adverse Effect”).

(2) Capitalization.

(a) The authorized capital stock of the Company currently consists of 75,000,000 shares of stock of all classes. The authorized capital stock is divided into 60,000,000 shares of Common Stock, $0.01 par value per share, and 15,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). On September 15, 2005, the Company’s Board of Directors adopted a resolution to amend the Company’s Certificate of Incorporation to increase the authorized number shares of Common Stock to 100,000,000.

(b) As of the date hereof, there were 34,246,336 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of the date hereof, the Company had reserved (i) 6,246,231 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s Fourth Amended and Restated 1997 Stock Option Plan (the “SOP”)(of which 5,543,681 shares of Common Stock are subject to outstanding, unexercised options as of such date), (ii) 243,717 shares of Common Stock for issuance to employees pursuant to the Company’s Employee Stock Purchase Plan and (iii) 1,159,421 shares of Common Stock for issuance pursuant to outstanding warrants to purchase Common Stock. Of the warrants described in clause (iii) of the prior sentence, 1,075,000 are warrants held by Laurus which allow Laurus to purchase shares of Common Stock at prices ranging from $1.25 to $3.11 per share. Such warrants contain a weighted average antidilution provision that takes effect in the event that the Company sells shares of Common Stock at a price below the exercise prices of the Laurus warrants. If the entire 15,000,000 Shares are sold in the Offering at a price of $1.01 per share, the exercise prices of the Laurus warrants would be adjusted to a range of $1.18 to $2.58 per share. In addition, the Company is required to reserve a sufficient number of authorized shares of Common Stock to allow for the conversion of the total amount of principal, accrued interest and fees owed by the Company to Laurus pursuant to that certain Security Agreement, dated December 3, 2003, and the Secured Revolving Note and Secured Convertible Minimum Borrowing Notes issued by the Company Laurus to evidence borrowing thereunder (the “Revolving Loan”) and that certain Secured Convertible Term Note, dated February 19, 2004, between the Company and Laurus (the ”Term Loan”). Under the Revolving Loan and Term Loan, Laurus, at its option, may convert all or a portion of the Company’s indebtedness into Common Stock at a conversion price which is currently $1.00 per share, subject to certain antidilution provisions. As of the date hereof, the outstanding principal amount of the Revolving Loan was $6,565,409 and the outstanding principal amount of the Term Loan was $1,675,000. Laurus has entered into a written agreement with the Company under which Laurus has agreed that it will not convert more than $1,000,000 of this indebtedness into Common Stock.

(c) Other than the Warrants and the Placement Agent Warrants to be issued in connection with the transaction contemplated by this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or otherwise obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Between the date hereof and the Closing Date, the Company will not issue any shares of capital stock, other than pursuant to such outstanding options, warrants and conversion rights described in (b) above, and will not issue or grant other options (other than pursuant to the SOP), warrants, calls, rights, commitments or agreements of any character to do so.

(3) Issuance; Reservation of Shares. Upon approval by the stockholders of the Company of an amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, and the filing of such amendment with the Delaware Secretary of State, the issuance of the Shares hereunder will be duly and validly authorized by all necessary corporate and stockholder action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. Upon approval by the stockholders of the Company of an amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, and the filing of such amendment with the Delaware Secretary of State, the issuance of the Warrants has been duly and validly authorized by all necessary corporate and stockholder action, and the Warrant Shares, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company has reserved, and will reserve, at all times that the Warrants or Placement Agent Warrants remain outstanding, such number of shares of Common Stock sufficient to enable the full exercise of the Warrants and the Placement Agent Warrants.

(4) Authorization; Enforceability.

(a) The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Upon approval by the stockholders of the Company of an amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, and the filing of such amendment with the Delaware Secretary of State, all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder will have been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

(b) The Company has received written affirmations from stockholders who beneficially own a majority of the shares of the Company’s Common Stock outstanding as of the date hereof that they or their affiliates intend to vote all shares of Common Stock owned by them (of record or beneficially) in favor of the shareholder authorization and amendments to the Company’s Certificate of Incorporation described in paragraph A(4) below as conditions precedent to the Closing.

(5) No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation (assuming the amendment thereto described in Sections C(4) and (5) above) or Bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect. No holder of any of the securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in Section E hereof).

(b) No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except (i) the approval of the stockholders of the Company required for the amendment to the Certificate of Incorporation described in Sections C(4) and (5) above and (ii) such post-Closing filings as may be required to be made with the Securities and Exchange Commission (the “SEC”), the NASDAQ Stock Market, Inc. (“Nasdaq”) and with any state or foreign blue sky or securities regulatory authority.

(6) Litigation. There is no pending, or to the Company’s knowledge threatened, legal or governmental proceedings against the Company, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Company. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

(7) Accuracy of Reports. All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Exchange Act, have been filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent amended, updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(8) Financial Information. The Company’s financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements, as permitted by Form 10-Q of the SEC, as may be indicated therein or in the notes thereto or as amended, updated or superseded by any subsequently filed report, applied on a consistent basis throughout the periods indicated (except where indicated therein) and such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

(9) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(10) Laurus Standstill. The Company has entered into an agreement, dated September 15, 2005, with Laurus that requires the Company to repay all of the Laurus debt under the Revolving Loan and Term Loan as of the Closing and the Company intends to use a portion of the proceeds of the Offering to repay its indebtedness to Laurus. In addition to the principal balance of such indebtedness and interest accrued thereunder, the Company shall be obligated to pay to Laurus a fee and prepayment penalties of totaling approximately $850,000.

(11) Sarbanes-Oxley Act of 2002. The Company is, and will be, at all times during the period the Company must maintain effectiveness of the Registration Statement as provided herein, in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and is taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 not currently in effect upon the effectiveness of such provisions.

(12) Absence of Certain Changes. Since the date of the Company’s financial statements in the latest of the SEC Reports, there has not occurred any undisclosed event that has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in such Material Adverse Effect.

(13) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(14) Subsidiaries. To the extent required under applicable SEC rules, Exhibit 21 to the 2004 Form 10-K sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. For the purposes of this Agreement, “subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.

(15) Indebtedness. The financial statements in the SEC Reports reflect, to the extent required, as of the date thereof, all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness, the result of which would be reasonably likely to have a Material Adverse Effect on the Company’s financial condition or results of operations.

(16) Certain Fees. Other than fees and warrants payable to the Placement Agent pursuant to the Placement Agent Agreement between the Company and the Placement Agent, no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

(17) Material Agreements. Except as identified in the SEC Reports, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-K (each, a “Material Agreement”). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default by the Company or the subsidiary that is a party thereto, as the case may be, and, to the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which would be reasonably likely to have a Material Adverse Effect.

(18) Transactions with Affiliates. Except as set forth in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

(19) Taxes. The Company and each of the subsidiaries has prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by it, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company and each subsidiary has paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. None of the federal income tax returns of the Company or any subsidiary for the past five years has been audited by the Internal Revenue Service. The Company has not received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect on the Company and the subsidiaries taken as a whole.

(20) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

(21) Environmental Matters. Except as disclosed in the SEC Reports, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and each subsidiary has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and each subsidiary has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company, any of its subsidiaries or any of the Company’s or its subsidiaries’ facilities relating to Environmental Laws or Hazardous Substances. “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(22) Intellectual Property Rights and Licenses. The Company and its subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”). The Company (including its subsidiaries) has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others. All payments have been duly made that are necessary to maintain the Intangible Rights in force. No claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries. The Company and each of its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor any of its subsidiaries is or has been in material breach of any such license or other permission.

(23) Labor, Employment and Benefit Matters.

(a) There are no existing, or to the best of the Company’s knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. Except as set forth in the SEC Reports, there is no organizing activity involving employees of the Company or any of its subsidiaries pending or, to the Company’s or its subsidiaries’ knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s or its subsidiaries’ knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(b) Except as set forth in the SEC Reports, neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or its subsidiaries.

(c) Each of the Company’s employee benefit plans is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(d) Neither the Company nor any of its subsidiaries has any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s balance sheet or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(e) None of the Company nor any of its subsidiaries (i) has terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) has incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”), that would be reasonably likely to have a Material Adverse Effect.

(24) Compliance with Law. The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. The Company has not received notice and otherwise has no knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company and its directors, officers, employees and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

(25) Ownership of Property. Except as set forth in the Company’s SEC Reports, each of the Company and its subsidiaries has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.

(26) Nasdaq Listing Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, is currently listed on the Nasdaq Stock Market, Inc. National Market (the “Nasdaq National Market”) and has not been suspended from trading. The Common Stock has traded below the minimum price required for continued listing on the Nasdaq National Market from time to time and the Company makes no representation that it will be able to satisfy the requirements for continued listing and trading of its Common Stock on the Nasdaq National Market in the future.

(27) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section B hereof, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act. The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(28) General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(29) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(29) No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section B hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

(30) Form D. The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers and their counsel promptly after such filing.

(31) Use of Proceeds. The Company intends to use the net proceeds of the Offering to repay its indebtedness to Laurus and for research and development, working capital and other general corporate purposes.

(32) Disclosure. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

D. Understandings

Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

(1) The execution of this Agreement by the Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company or the Placement Agent to accept any subscription or complete the Offering. If this subscription is accepted by the Company, the Company must countersign this Agreement by 8:30 a.m. on the business day following receipt of this Agreement signed by the Purchaser.

(2) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering or any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

(3) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.

(4) Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities.

(5) Notwithstanding the current listing of the Company’s Common Stock on the Nasdaq National Market, there can be no assurance that the Company will be able to maintain such listing or that the Company will be able to list its Common Stock on any other market or exchange. As a result, the Company’s Common Stock may at some time be traded on the over-the-counter bulletin board, and not on any other market or exchange.

(6) The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company.

(7) The Purchaser acknowledges that the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware. Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein, the Purchaser acknowledges and the Company confirms that neither the Company nor, to its knowledge, any other person acting on the Company’s behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information.

(8) The Purchaser agrees that beginning on the date which the Purchaser first learned of the Offering until the Offering is publicly announced by the Company (which the Company will make by filing a Current Report on Form 8-K and/or issuance of a press release not later than 8:30 a.m. Eastern Time on the business day after this Agreement is executed by the Company), the Purchaser will not enter into any Short Sales. For purposes of the foregoing sentence, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock, exclusive of the Shares.

E. Registration Rights

(1) Certain Definitions. For purposes of this Section E, the following terms shall have the meanings ascribed to them below.

(a) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(b) “Registrable Securities” shall mean any Shares and Warrant Shares issued or issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

(c) “Registration Statement” means the registration statement required to be filed under this Section E, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(2) Shelf Registration.

(a) The Company shall use its best efforts to cause to prepare and file with the SEC a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 on or prior to the 30th day following the Closing (such date of actual filing, the “Filing Date”). The Registration Statement shall initially be on Form S-1, but will be refiled on Form S-3 at such time as the Company again becomes eligible to use such form for purposes hereof. The Registration Statement shall contain (except if otherwise directed by the Purchasers) a “Plan of Distribution” substantially in the form attached hereto as Exhibit E. Each Purchaser will submit within five days of the Closing a completed questionnaire in the form set forth as Exhibit D hereto. Each Purchaser agrees to promptly update such questionnaire in order to make the information previously furnished to the Company by such Purchaser not materially misleading. The Registration Statement shall register the Registrable Securities for resale by the holders thereof.

(b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on or prior to the 90th day following the Closing, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the second anniversary of the Closing or (ii) the date when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(c) The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) at 5:00 p.m. Eastern Time on the effective date and deliver the Prospectus (or any supplements thereto), which delivery may be made electronically, by 8:00 a.m. Eastern Time on the first business day after the effective date.

(d) Upon the occurrence of any Event (as defined below), as relief for the damages suffered therefrom by the Purchasers (which remedy shall be in addition to any other remedies which are available at law or in equity), the Company shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d). For such purposes, each of the following shall constitute an “Event”:

(i) the Filing Date does not occur on or prior to the 30th day following the Closing (the “Filing Default Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to: (A) one and one-half percent (1.5%) of the aggregate purchase price paid by such Purchaser; and (B) for each successive 30-day period thereafter or any portion thereof until the Filing Date, one and one-half percent (1.5%) of the aggregate purchase price paid by such Purchaser, calculated on a pro-rata basis over any partial 30-day period, to be paid at the end of each successive 30-day period; or

(ii) the Registration Statement is not declared effective on or prior to the 90th day following the Closing (the “Required Effectiveness Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to one and one-half percent (1.5%) of the aggregate purchase price paid by such Purchaser for each 30 day period, or portion thereof, after the Required Effectiveness Date until the Registration Statement is deemed effective, calculated on a pro-rata basis over any partial 30-day period, to be paid at the end of each such 30-day period.

The payment obligations of the Company under this Section E(2)(d) shall be cumulative.

(3) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Use its best efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible, and in any event within ten (10) trading days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Placement Agent true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.

(b) Notify the Placement Agent and the Purchasers as promptly as reasonably possible, and (if requested by the Placement Agent) confirm such notice in writing no later than one trading day thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of the Registration Statement; (ii) the SEC comments in writing on the Registration Statement (in which case the Company shall deliver to the Placement Agent a copy of such comments and of all written responses thereto); (iii) the SEC or any other federal or state governmental authority in writing requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a “Proceeding”) for that purpose; (v) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not include any material non-public information in any notice provided to any Purchaser under this Section E.3(b).

(c) Use its best efforts to avoid the issuance of or, if issued, obtain as soon as reasonably practicable, the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(d) Deliver to each Purchaser, which delivery may be made electronically, by 8:00 a.m. Eastern Time on the first business day after the date first available, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e) As long as shares of the Company’s Common Stock are listed on Nasdaq, (i) in the time and manner required by Nasdaq, prepare and file with Nasdaq an additional shares listing application covering all of the Registrable Securities and a notification form regarding the change in the number of the Company’s outstanding Shares; (ii) use its reasonable best efforts, regardless of listing or similar costs, to take all steps necessary to cause such Registrable Securities to be approved for listing on Nasdaq as soon as possible thereafter; (iii) provide to the Purchasers notice of such listing; and (iv) use its best efforts, regardless of listing or similar costs, to maintain the listed of such Registrable Securities on Nasdaq.

(f) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Paragraph (3)(f), or (ii) subject itself to taxation.

(g) Upon the occurrence of any event described in Paragraph (3)(b)(vi) above, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may suspend sales pursuant to the Registration Statement for a period of up to thirty (30) days (unless the holders of more than 75% of the then-eligible Registrable Securities consisting of outstanding shares of Common Stock consent in writing to a longer delay of up to an additional thirty (30) days) no more than once in any twelve-month period if the Company furnishes to the holders of the Registrable Securities a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the operations or condition

(financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose such development; provided further, however, that the Company may not so suspend sales more than once in any calendar year without the written consent of the holders of more than 75% of the then-eligible Registrable Securities consisting of outstanding shares of Common Stock. Each violation of the Company’s obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the proviso of this Paragraph 3(g) shall be deemed an “Event” and for each such default, Purchaser shall be entitled to the payment provisions set forth in Paragraph 2(d)(i).

(h) Comply in all material respects with all applicable rules and regulations of the SEC and, for so long as the Company’s Common Stock remains listed thereon, the applicable rules and regulations of Nasdaq (other than the requirements for continued listing on the Nasdaq National Market).

(4) Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, Nasdaq and in connection with applicable state securities or “Blue Sky” laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and fees and disbursements, up to an aggregate of $15,000, of a single counsel for all the Purchasers, and (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities.

(5) Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, its officers and directors, partners, members, agents, brokers and employees of each of them, each person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling person, and each underwriter of Registrable Securities, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys’ fees (collectively, “Losses”), as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or form of prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions relate to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and were provided by or expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto as Exhibit E), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has duly notified such Purchaser in writing that the Prospectus is outdated or defective. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. In no event shall the liability of the Company to any Purchaser hereunder be greater than such Purchaser’s Subscription Amount.

(b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or to the extent that (i) such untrue statements or omissions relate to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and were provided by or expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has duly notified such Purchaser in writing that the Prospectus is outdated or defective. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party; provided, however, that in the event that the Indemnifying Party shall be required to pay the fees and expenses of separate counsel, the Indemnifying Party shall only be required to pay the fees and expenses of one separate counsel in any jurisdiction for such Indemnified Party or Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph (5)(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Paragraph (5)(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(6) Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Paragraphs (3)(b), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Paragraph (3)(g), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(7) No Piggy-Back on Registrations. Neither the Company nor any of its security holders (other than the Purchasers and the Placement Agent, with respect to the shares of Common Stock issuable upon the exercise of the Warrant issued to the Placement Agent in connection with the Offering (the “Placement Agent Warrants”), in such capacities pursuant hereto and those security holders having existing registration rights as identified in the Disclosure Schedule) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right with respect to the Registration Statement to any of its security holders.

(8) Rule 144. For a period of two years following the date hereof, the Company agrees with each holder of Registrable Securities to:

(a) use its best efforts to comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

F. Covenants of the Company

(1) The Company hereby agrees that, for a period of ninety (90) days after effectiveness of the Registration Statement, it shall not issue or sell any Common Stock of the Company, any warrants or other rights to acquire Common Stock or any other securities that are convertible into Common Stock, with the exception of issuances or sales related to a strategic transaction or to an employee, director, consultant, supplier, lender or lessor, or any option grant or issuance.

(2) Until the later of (i) one hundred eighty (180) days following the Closing or (ii) forty-five (45) days following effectiveness of the Registration Statement, the Company shall not cause any registration statement to become effective, other than the Registration Statement contemplated hereby, any registration statement related to securities issued or to be issued pursuant to any option or other plan for the benefit of the Company’s employees, officers, directors or consultants, or any registration statement required to be filed pursuant to the registration rights agreements identified in the Disclosure Schedule.

(3) Not later than 8:30 a.m. Eastern Time on the business day following the Closing, the Company shall make a public announcement of the Closing of the Offering by filing a Current Report on Form 8-K and/or by issuing a press release in accordance with applicable rules and regulations.

G. Participation in Future Financing.

From the date hereof until six months after the Closing Date, upon any private financing by the Company of its Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have a pro rata right to participate in up to 50% of such Subsequent Financing (the “Participation Maximum”). At least five (5) trading days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) trading day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. If by 6:30 p.m. (New York City time) on the fifth trading day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the

Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the persons set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such fifth trading day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 trading days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to a subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased by a participating Purchaser and (y) the sum of the aggregate Subscription Amount of all participating Purchasers.

H. Miscellaneous

(1) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(2) Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

(i) if to the Company, at

Transgenomic, Inc.

12325 Emmet Street

Omaha, NE 68164

Fax No.:

Attention: Michael A. Summers, Chief Financial Officer

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Kutak Rock LLP

1650 Farnam Street

Omaha, NE 68102

Fax No.: 402-346-1148

Attention: Steven P. Amen

(ii) if to the Purchaser, at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

(3) Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(4) All questions concerning the construction, validity, enforcement and interpretation of the this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute sounding in contract, in tort or otherwise hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party its attorney in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expensed incurred with the investigation, preparation and prosecution of such action or proceeding.

(5) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(6) The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(7) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof. Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(8) This Securities Purchase Agreement, together with the other documents, exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(9) No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(10) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Securities pursuant hereto has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any document entered into in connection herewith, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other documents contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers executed the same Purchase Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

I. Signatures

The signature page of this Agreement is contained as part of the applicable subscription package, entitled “Signature Page.”

* * * * * * *

SIGNATURE PAGE

The Purchaser hereby subscribes for such number of Shares as shall equal the Subscription Amount as set forth below, divided by the Purchase Price, and shall also receive a Warrant to purchase such number of shares of Common Stock calculated as set forth in this Agreement, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

1.	Dated: September , 2005

2.	Number of Shares:

3.	Total Subscription Amount: $

Signature of Subscriber	Signature of Joint Purchaser
(and title, if applicable)	(if any)

Taxpayer Identification or Social	Taxpayer Identification or Social
Security Number	Security Number of Joint Purchaser (if any)

Name (please print as name will appear on stock certificate)

Number and Street

City, State Zip Code

ACCEPTED BY:

TRANSGENOMIC, INC.

By:
Name:
Title:

Dated: September     , 2005

Schedule A

DISCLOSURE SCHEDULE

The disclosures set forth in the lettered and numbered paragraphs below correspond to the respective lettered and numbered sections of the Agreement.

Section C(5): The following parties have entered into registration rights agreements with the Company which include demand and/or piggyback registration rights:

Laurus Master Fund, Ltd. (Registration Rights Agreements dated December 3, 2003 and February 19, 2004)

TN Capital Equities, Ltd. (Registration Rights Agreements dated December 3, 2003 and March 1, 2004)

Kopp Emerging Growth Fund (Securities Purchase Agreement dated August 27, 2003)

Mazama Capital Management, LLC. and certain of its affiliates (Securities Purchase Agreement dated August 27, 2003)

Section C(7): The Company has received from the SEC a comment letter, dated August 9, 2005, with respect to its Form 10-K for the year ended December 31, 2004. The issues addressed in the comment letter pertained to reporting of non-GAAP financial measures and calculation of the beneficial conversion premium shown on the Company’s financial statements. The Company replied to the comment letter on August 31, 2005. The Company does not anticipate taking further action with respect to such comment letter.

Section C(7) and (8): The Company has amended its Form 10-K for the fiscal year ended December 31, 2004 and certain quarterly filings for adjustments that were required to appropriately report cash flows from operating activities and investing activities in the audited consolidated statements. These restatements are discussed in Note P to the consolidated financial statements that are included in the 2004 Form 10-K and resulted only in a reclassification of certain items within the audited consolidated statement of cash flows. They had no effect on the net change in cash and cash equivalents for any period reported or any other line item in the audited consolidated financial statements.

The Company is presently reviewing potential errors that may result in further amendments to its Form 10-K and quarterly filings for additional adjustments that are required to appropriately report cash flows. Based on information currently available, these potential errors may result only in a reclassification of certain items within the consolidated statement of cash flows. They will have no effect on the net change in cash and cash equivalents for any period reported or any other line item in the consolidated financial statements.

Schedule B

Wiring Instructions

PLEASE SEND WIRE TRANSFERS TO THE FOLLOWING ACCOUNT:

Bank:	First National Bank of Omaha
ABA No.:	104000016
General Ledger Account #:	11090200 N/O Trust Clearing
Customer Account #:	1009330130
Account Name:	Oppenheimer/Transgenomic Escrow

Exhibit A

Legal Matters

Kutak Rock, LLP shall deliver an opinion covering the following matters. The opinion shall be subject to and include customary assumptions, limitations and qualifications.

1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under the laws of the State of Delaware to conduct its business as it is described in the Company’s Form 10-Q for the quarter ended June 30, 2005, Form 10-K for the fiscal year ended December 31, 2004 and the Definitive Proxy Statement filed on June 28, 2005, and to enter into and perform its obligations under the Agreement.

2. The authorized capital stock of the Company consists of 115,000,000 shares of stock of all classes. The authorized capital stock is divided into 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”) and 15,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). .

3. The Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. The Warrants have been duly authorized by all necessary corporate action on the part of the Company, and the Warrant Shares have been duly reserved for issuance and, when issued and delivered against payment therefor upon the due exercise of the Warrants in accordance with the provisions thereof, will be validly issued, fully paid and non-assessable shares of Common Stock.

4. The execution and delivery by the Company of the Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as any rights thereunder may be limited by applicable law, (ii) as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and (iii) as any rights to indemnification and contribution may be limited by public policy.

5. The execution and delivery by the Company of the Agreement, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any federal law of the United States of America or the General Corporation Law of the State of Delaware applicable to the Company; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws; or (c) to our knowledge (without any inquiry), violate any existing obligation of the Company under any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company; or (d) with or without notice and/or the passage of time, conflict with or result in the material breach or termination of any material term or provision of, or constitute a material default under, or cause any acceleration of any material obligation under, or cause the creation of any material lien, charge or encumbrance upon the material properties or assets of the Company pursuant to any contract or instrument in the form included as an Exhibit to the Company’s 2004 10-K and subsequent SEC filings.

6. Assuming the accuracy of the representations made by each Purchaser in the Agreement, the sale of the Securities to the Purchasers at the Closing under the circumstances contemplated by this Agreement is exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act.

7. To our knowledge, without any inquiry (including, without limitation, without any docket search or other inquiry), there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body required to be described in the Company’s Form 10-Q for the quarter ended June 30, 2005, Form 10-K for the fiscal year ended December 31, 2004 and the Definitive Proxy Statement filed on June 28, 2005, which is not otherwise disclosed therein.

Exhibit B

Form of Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. [ ]	Number of Shares: [ ] (subject to adjustment)

Date of Issuance: [ ], 2005 Original Issue Date: [ ], 2005

Transgenomic, Inc.

Common Stock Purchase Warrant

(Void after [            ], 2010)

Transgenomic, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that [            ], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof and on or before 5:00 p.m. (New York time) on [            ], 2010 (the “Exercise Period”), [            ] shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”), at a purchase price of $1.20 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. This Warrant is one of a series of Warrants issued by the Company in connection with a private placement of Common Stock and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the “Company Warrants”).

1. Exercise.

(a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. A facsimile signature of the Registered Holder on the purchase form shall be sufficient for purposes of exercising this Warrant, provided that the Company receives the Registered Holder’s original signature with three (3) business days thereafter.

(b) Cashless Exercise.

(i) At any time during the Exercise Period that the Warrant Shares are not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission, the Registered Holder may, at its option, elect to exercise this

Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X = Y(A-B)

                                A

Where:	X =	the number of Warrant Shares that shall be issued to the Registered Holder;

	Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

	A =	the Fair Market Value (as defined below) of one share of Common Stock; and

	B =	the Purchase Price then in effect.

(ii) For purposes of this Warrant, “Fair Market Value” per share of Common Stock shall be determined as follows:

(A) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the closing sale price per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (B) below).

(B) If the Common Stock is listed on the over-the-counter bulletin board (“OTC”), the Fair Market Value per share of Common Stock shall be deemed to be the average of the closing bid and asked prices reported on the OTC on the trading day immediately preceding the Exercise Date.

(C) If neither (A) nor (B) shall apply, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing

Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

(c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

2. Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding

Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective. For purposes of this Warrant, “Original Issue Date” shall mean the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of another warrant of like tenor, then the date on which such original warrant was first issued).

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a) or 2(b)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. Notwithstanding the foregoing sentence, if (x) there shall occur any Reorganization in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the Registered Holder shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock subject to this Warrant immediately prior to such Reorganization by (B) a fraction, the numerator of which is the Fair Market Value (determined in accordance with subsection 1(b)(ii) above) per share of Common Stock as of the effective date of such Reorganization, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board (using the principles set forth in subsection 1(b)(ii) to the extent applicable), and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Purchase Price divided by the fraction referred to in clause (B) above. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above.

4. Call Provision. The Company shall not have the right to repurchase this Warrant.

5. Transfers, etc.

(a) Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) such sale or transfer shall be exempt from the registration requirements of the Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

(b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of an effective registration statement of the Company.

(c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

6. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

7. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, other than the right to vote at any annual or special meeting of the holders of Common Stock); or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing more than 75% of the number of shares of Common Stock then subject to outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Registered Holder only in a manner which applies to all Company Warrants in the same fashion and (b) the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Registered Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Purchase Price). The Company shall give prompt written notice to the Registered Holder of any amendment hereof or waiver hereunder that was effected without the Registered Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

15. Facsimile Signatures. This Warrant may be executed by facsimile signature.

* * * * * * *

EXECUTED as of the Date of Issuance indicated above.

TRANSGENOMIC, INC.

By:
Name:
Title:

EXHIBIT I

PURCHASE FORM

To: Transgenomic, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.     ), hereby elects to purchase (check applicable box):

[ ] shares of the Common Stock of Transgenomic, Inc. covered by such Warrant; or

the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

$ in lawful money of the United States; or

the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the number of Warrant Shares indicated above.

Signature:

Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.         ) with respect to the number of shares of Common Stock of Transgenomic, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature:

Signature Guaranteed*:

By:

*	The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Exhibit C

Transgenomic, Inc.

Confidential Purchaser Questionnaire

Before any sale of Shares or Warrants Transgenomic, Inc. can be made to you, this Questionnaire must be completed and returned to Oppenheimer & Co. Inc. Attn: Investment Banking Department, 125 Broad St., New York, NY 10004

1. IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)

A. INDIVIDUAL IDENTIFICATION QUESTIONS

Name

(Exact name as it should appear on stock certificate)

Residence Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

B. IDENTIFICATION QUESTIONS FOR ENTITIES

Name

           (Exact name as it will appear on stock certificate)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number (        )

Type of Entity (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment?

Yes  ☐    No  ☐

2.	DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. IF NONE OF THE FOLLOWING APPLY TO YOU, THEN YOU MAY NOT PURCHASE THESE SECURITIES. Please check whether you are any of the following:

☐	a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment

☐	private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐	a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

☐	a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity

☐	an insurance company as defined in Section 2(13) of the Securities Act of 1933

☐	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

☐	a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000

☐	an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents

☐	a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934

☐	a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees

☐	an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000

☐	an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000

☐	an entity in which all of the equity owners are accredited investors

3.	BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title

Educational Background

Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never

4.	SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at                     , on , 2005

(Signature)

Exhibit D

Selling Stockholder Questionnaire

To:	Transgenomic, Inc.
c/o Steven P. Amen
Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102

Reference is made to the Securities Purchase Agreement (the “Agreement”), made between Transgenomic, Inc., a Delaware corporation (the “Company”), and the Purchasers noted therein.

Pursuant to Section B(12) of the Agreement, the undersigned (the “Selling Shareholder”) hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by Section E of the Agreement.

(1)	Name and Contact Information:

Full legal name of record holder:

Address of record holder:

Social Security Number or Taxpayer identification number of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

(2)	Beneficial Ownership of Registrable Securities:

(a)    Number of Registrable Securities owned by Selling Stockholder:

(b)    Number of Registrable Securities requested to be registered:

(3)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).

Type and amount of other securities beneficially owned by the Selling Stockholder:

(4)	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(5)	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities listed above in Item (2) in accordance with the “Plan of Distribution” section set forth therein:

State any exceptions here:

(6)	Selling Stockholder Affiliations:

(a)    Is the Selling Stockholder a registered broker-dealer?

(b)    Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(c)    If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d)    If the answer to Item (6)(b) is yes, did the Selling Stockholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(e)    If the answer to Item (6)(b) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

(7)	Voting or Investment Control over the Registrable Securities:

If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

Pursuant to Section E(3) of the Agreement, the undersigned acknowledges that the Company may, by notice to the Placement Agent and to each Purchaser at its last known address, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.

The undersigned hereby acknowledges receipt of a draft of the Registration Statement dated [            ], 2005 and confirms that the undersigned has reviewed such draft including, without limitation, the sections captioned “Selling Stockholders” and “Plan of Distribution,” and confirms that, to the best of the undersigned’s knowledge, the same is true, complete and accurate in every respect except as indicated in this Questionnaire. The undersigned hereby further acknowledges that pursuant to Section B(12) of the Agreement, the undersigned shall indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or its directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the undersigned, including the information furnished in this Questionnaire by the undersigned.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: , 2005
Signature of Record Holder (Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

Exhibit E

Plan of Distribution

The Selling Stockholders and any of their pledges, assignees, donees selling shares received from such Selling Stockholders as a gift, and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

To the extent required, the Company will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. A selling stockholder, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by that Selling Stockholder.